                              CONSULTING AGREEMENT

     THIS CONSULTING  AGREEMENT (the "Agreement"),  dated as of January 2 , 2001
(the  "Effective   Date"),   is  entered  into  by  and  between  Access  Health
Alternatives,  Inc.,  a  Florida  corporation  ("Access"),  and Luigi  Brun,  an individual (the "Consultant").

                              W I T N E S S E T H:

     WHEREAS, Access desires to have the Consultant perform certain services and to be  assured  of  the  Consultant's  services  on  the  terms  and  conditions hereinafter set forth; and

     WHEREAS,  the Consultant desires to perform certain services for Access and is willing to accept  such  retention  by Access on those  terms and  conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, Access and the Consultant hereby agree as follows:

     (1) Services.  The services  ("Services") may include,  but are not limited to, the following:

          a. Advice.  The Consultant may provide Access with advice relating to, but not limited to, corporate banking,  potential mergers and acquisitions, and/or the capital structure of Access. Such advice shall not be guaranteed by  the  Consultant,  but  shall  be  provided  based  on  certain  beliefs reasonably held by the Consultant.

          b.  Financial  Opportunities.  The  Consultant  may  assist  Access in locating and procuring certain financial  opportunities  heretofore unknown to Access.  The  Consultant  makes no  guarantees  as to the  availability, successes or failures of such opportunities.

          c.  Marketing.  The  Consultant may assist Access in the marketing and advertising of Access and its products.

          d.  Networking.   The  Consultant  may  provide  certain  professional
     networking   opportunities  for  Access.  Such  opportunities  may  include introductions  to, and the  formulation  and  maintenance of  relationships with,  key  business and legal  personnel in the Pacific Rim,  Canadian and
     U.S. markets.

          e. Miscellaneous.  In addition to the services set forth above in this
     Section  1, the  Consultant  may  provide  additional  guidance  reasonably related to the financial and corporate development of Access.

     (2) Retention. Access hereby retains the Consultant to provide the Services and the  Consultant  accepts such  retention,  upon the terms and subject to the conditions set forth in this Agreement.

     (3) Term. The term of this Agreement shall be for a period of two (2) years from the Effective Date (the "Term").

     (4) Duties. During the Term of this Agreement, the Consultant shall perform such  duties as may be assigned  to him from time to time by the  President  and
Chief  Executive  Officer  and/or Board of Directors of Access.  Notwithstanding
anything herein to the contrary, at all times the relationship of the Consultant to Access  shall be that of  independent  contractors.  Consultant  shall not be required  to devote  more than ten (10) hours per month to services on behalf of
Access and may devote time and  attention  to  consulting  services on behalf of others, provides such others are not in direct competition with Access.

     (5)  Consideration.  The  Consultant  shall receive an aggregate of 660,000 shares of Access common stock to be registered with the United States Securities and Exchange  Commission  on Form S-8.  Consultant's  ownership of the foregoing shares shall vest on the Effective Date.

     (6) Expenses.  During the Term of this  Agreement,  and upon  submission of proper invoices, receipts , the Consultant shall be reimbursed by Access for all reasonable business expenses actually and necessarily incurred by the Consultant on behalf of Access in connection  with the  performance  of the Services  under this Agreement.

     (7) Representations.  The Consultant represents and warrants that he is not a party to, or bound by,  any  agreements  or  commitments,  or  subject  to any restrictions,  including  but not  limited to  agreements  related  to  previous employment or retention  containing  confidentiality  or non-compete  covenants, which may have a  possibility  of adversely  affecting  the  performance  of his duties under this Agreement.

     (8)  Confidentiality.  The Consultant  acknowledges that as a result of the performance of his duties under this Agreement, he has and will continue to have knowledge of, and access to, proprietary and confidential information of Access, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications,  methods of operations, financial and marketing information  and the  identity of customers  and  suppliers  (collectively,  the
"Confidential Information"). Accordingly, the Consultant shall not, at any time, either during or subsequent to the term of this Agreement,  use, reveal, report, publish,  transfer or otherwise disclose any of the Confidential  Information to third  parties  without  the prior  written  consent of Access,  except for such information which is or becomes part of general public knowledge from authorized sources or  information  that they are  required to  disclose by a  governmental agency or law.

     (9)  Limitation  of  Liability.  IN NO EVENT SHALL  CONSULTANT BE LIABLE TO
ACCESS  UNDER  THIS  AGREEMENT  OR  OTHERWISE  FOR   CONSEQUENTIAL,   EXEMPLARY,
INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES, INCLUDING LOST PROFITS, EVEN IF ACCESS
HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, THE LIABILITY
OF CONSULTANT  TO ACCESS FOR ANY REASON AND UPON ANY CAUSE OF ACTION  WHATSOEVER
SHALL BE LIMITED TO THE  COMPENSATION  THEN  PREVIOUSLY  PAID TO  CONSULTANT  BY
ACCESS OR THE CORRECTION OF ANY ALLEGED DEFAULT UNDER THIS AGREEMENT AT THE SOLE
DISCRETION OF ACCESS.

     (10) Miscellaneous.

          (a)  Entire   Agreement.   This   Agreement   sets  forth  the  entire
     understanding  of the  parties  and  merges  and  supersedes  any  prior or contemporaneous  agreements  between the parties  pertaining to the subject matter hereof.

          (b) Waivers and  Modification.  No  modification  of this Agreement or waiver of any term or condition  herein shall be effective unless it refers to this  Agreement,  explicitly  states  that it  intends  to  modify  this
     Agreement or to waive a term or  condition  herein,  is in writing,  and is signed by both parties  hereto.  Terms contrary or in addition to the terms of this  Agreement in any document or  correspondence  shall have no effect whatsoever  unless said  document  or  correspondence  meets the  aforesaid conditions.  Any waiver of any term or condition of this  Agreement,  or of the breach of any covenant,  representation,  or warranty contained herein, in any one instance, shall not operate or be deemed to be or construed as a further  or  continuing  waiver  of such  term,  condition,  or  breach  of covenant,  representation,  or warranty, nor shall any failure to exercise, or delay in exercising,  any right,  remedy,  or power under this Agreement operate as a waiver  thereof,  nor shall any single or partial  exercise of any right,  remedy,  or power under this  Agreement  preclude  any other or further exercise  thereof,  or the exercise of any other right,  remedy, or power provided herein or by law or in equity.

          (c)  Successors  and  Assigns.  Neither  party shall have the right to assign this Agreement, or any rights or obligations hereunder,  without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of Access to another company,  or upon the  merger  or  consolidation  of  Access  with  another company, this Agreement shall inure to the benefit of, and be binding upon, the company  purchasing  such assets,  business and goodwill,  or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other  company were  Access.  Subject to the foregoing,  this  Agreement  shall  inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and permitted assigns.

          (d)  Severability.  If any  provision of this  Agreement is held to be invalid  or  unenforceable  by a  court  of  competent  jurisdiction,  such
     invalidity   or   unenforceability   shall  not  affect  the  validity  and
     enforceability  of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such  invalidity or unenforceability.

          (e)  Continuing   Obligations.   Rights  and  obligations  theretofore
     accruing but not satisfied as of the  termination of this  Agreement  shall remain in full force and effect  until  satisfied in  accordance  with this
     Agreement.

          (f) Force Majeure.  The  Consultant  shall not be in default to Access under this  Agreement  for any delay or  failure  to perform  due to causes beyond Consultant's reasonable control.

          (g)  Headings.  The  headings  contained  in  this  Agreement  are for reference  purposes  only and shall not in any way  affect  the  meaning or interpretation of this Agreement.

          (h)  Communications.   All  notices,   requests,   demands  and  other
     communications under this Agreement shall be in writing and shall be deemed to have been given at the time  personally  delivered or when mailed in any
     United States or Canadian post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such  other  address  as any  party may  specify  by notice to the other party;  provided,  however,  that any notice of change of address  shall be effective only upon receipt.

             To Access:             Access Health Alternatives, Inc.
                                    4619 Parkbreeze Court
                                    Orlando, Florida 32808
                                    Attn:    Dr. Daniel J. Pavlik, CEO

             To the Consultant:     Luigi Brun
                                    71 Sir James Court
                                    Arva, Ontario  N0M 1C0
                                    Canada

          (i)  Arbitration.  Any controversy or claim arising out of or relating to this Agreement,  or the breach thereof,  shall be settled by arbitration administered by the American Arbitration  Association ("AAA") in accordance
     with  its  Commercial  Rules   (including  its  Emergency   Interim  Relief
     Procedures] and its  supplementary  procedures for Securities  Arbitration, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction  thereof. The matter shall be heard in Orlando by a panel of three  (3) AAA  arbitrators,  one  picked by the  Investor,  one picked  by  the  Seller,  and  the  third  agreed  to by the  two  selected arbitrators.  The  Seller  and  the  Investor,  for  themselves  and  their respective  successors  in  interest,  hereby  irrevocably  consent to such jurisdiction,  venue and binding arbitration,  and hereby irrevocably waive any  claim of forum non  conveniens  or right to  change  such  venue or to litigate the underlying dispute in court.

          (j) Governing  Law.  This  Agreement is made and executed and shall be governed  by the  laws of the  State  of  Florida,  without  regard  to the conflicts of law principles thereof.

          (k) No  Third-Party  Beneficiaries.  Each  of the  provisions  of this
     Agreement is for the sole and exclusive  benefit of the parties  hereto and shall not be deemed to be for the benefit of any other person or entity.

          (l)  Counterparts.  This  Agreement  may be  executed  in one or  more counterparts,  each of which shall be deemed an  original  but all of which together shall constitute one and the same instrument.

          (m) Contra  Proferentem  Waived.  This  Agreement  was  drafted by the
     Consultant.  However,  all parties to this  Agreement have been or have had the  opportunity  to be  represented  by legal  counsel,  and hereby  waive application of the rule of contract  construction which provides that terms shall be construed against the drafting party.

          (n) Authority.  By signing below, each person executing this Agreement on behalf of a party hereby  personally  warrants  that said person has the express authority to so execute this Agreement and bind said party hereto.

     IN WITNESS  WHEREOF,  each of the  parties  hereto has duly  executed  this
Agreement as of the date set forth above.

By:    _____________________________             By:___________________________
       Dr. Daniel J. Pavlik                         Luigi Brun
       Chief Executive Officer
       Access Health Alternatives, Inc.